Exhibit 10.1

FARMOUT AGREEMENT

VARIOUS AREAS ALBERTA & SASKATCHEWAN

THIS FARMOUT AGREEMENT (the “Agreement”) dated for reference as of the 17th day of September, 2026.

BETWEEN:

CROVERRO ENERGY LTD., a corporation having an office in the City of Calgary, Alberta (hereinafter referred to as “Croverro”);

AND

TRIO PETROLEUM CANADA, CORP., a corporation having an office in the City of Calgary, Alberta (hereinafter referred to as “Trio”);

WHEREAS Croverro has agreed to grant to Trio the right to earn eighty (80%) percent of Croverro’s Pre-Earning Working Interest on the terms and conditions hereinafter set forth;

NOW THEREFORE in consideration of the premises and of the covenants and agreements of the Parties, the Parties agree as follows:

1.	Interpretation.

(a)	Definitions. Each capitalized term used in this Agreement will have the meaning given to it in the Farmout & Royalty Procedure or Operating Procedure, as applicable, and in addition:

(i)	“Agreement” is as defined above;

(ii)	“Area” means that portion of the Farmout Lands identified in Schedule “A” under each of the following: Rivercourse Area, Lloyd East Area, Paynton Area, Hillmond Area, Marshall Area and Lloyd South Area;

(iii)	“Earned Lands” means any Farmout Lands in which Trio earns an interest pursuant to Clause 2 of this Agreement;

(iv)	“Earning Costs” means collectively the Drilling Costs, Completion Costs and Equipping Costs in respect of an Earning Program;

(v)	“Farmout Lands” means the lands as set forth in Schedule “A”, as the same from time to time remain subject to this Agreement;

(vi)	“Farmout & Royalty Procedure” means the 2015 CAPL Farmout & Royalty Procedure, as incorporated herein, with the elections and amendments as described in Schedule “B”;

(vii)	“Key Croverro Personnel” means Richard Bennett, Grant Robertson, Michal Holub and Brent Stone;

(viii)	“Operating Procedure” means the 2015 CAPL Operating Procedure, as incorporated herein, together with the 1996 PASC Accounting Procedure, with the elections and amendments as described in Schedule “B” provided that if there is an existing operating procedure applicable to such Farmout Lands, it shall mean such existing operating procedure; and

(ix)	“Operator” means Croverro under the Operating Procedure as provided in Clause 3 of this Agreement.

(b)	Schedules. The following Schedules attached hereto are incorporated into and made part of this Agreement:

(i)	Schedule “A” which describes the Title Documents, the Farmout Lands and the Pre-Earning Working Interest and Encumbrances;

(ii)	Schedule “B” which describes the elections and revisions to the 2015 CAPL Farmout & Royalty Procedure, the 2015 CAPL Operating Procedure and the 1996 PASC Accounting Procedure;

(iii)	Schedule “C” which specifies the type of drilling and other information required to be supplied by Croverro to Trio pursuant to the 2015 CAPL Farmout & Royalty Procedure (as modified hereby); and

(iv)	Schedule “D” which specifies the Areas of Mutual Interest.

(c)	Incorporation by Reference. Except as otherwise provided in this Agreement and subject to the elections and amendments identified in Schedule “B”, the definitions in the Farmout & Royalty Procedure and in the Operating Procedure, respectively, are incorporated by reference into this Agreement.

(d)	Croverro Conduct of Earning Operations.

(i)	It is acknowledged and agreed by the Parties that, except as otherwise specifically provided for herein, the term “Farmor” in the Farmout & Royalty Procedure shall refer to Croverro, and the term “Farmee” in the Farmout & Royalty Procedure shall refer to Trio.

(ii)	Notwithstanding anything to the contrary as may be contained in the Farmout & Royalty Procedure, Croverro shall be responsible for conducting all Operations in respect of the Earning Wells. In that regard, the Farmout & Royalty Procedure shall, wherever the context requires or permits, be so interpreted and construed where necessary “Farmee” shall be replaced with “Farmor” and vice versa, including without limitation, within the following provisions of the Farmout & Royalty Procedure:

Article 3.00	Test Well
Article 7.00	Abandonment of Wells
Article 9.00	Well Information to the Farmor
Article 14.00	Default

Notwithstanding the foregoing, in the definition of “Payout”, it shall remain being interpreted as Trio as the “Farmee” and shall not be construed as the “Farmor”.

(iii)	Without in any way limiting the generality of Article 9.00 (Well Information to Farmor) of the Farmout & Royalty Procedure (as modified hereby), Croverro agrees to automatically provide to Trio the type of drilling and other information set out in Schedule “C” hereto and as provided for in the Farmout & Royalty Procedure.

(iv)	The Farmout & Royalty Procedure shall be applied, mutatis mutandis, as modified in accordance with the above and in furtherance to the above, subject to the obligation of Trio to pay 100% of the Earning Costs of the Earning Wells, Clause 11.01 of the Farmout & Royalty Procedure will apply, mutatis mutandis, to all of Croverro’s activities and obligations in respect of the Earning Wells, such that and for clarity, subject to any application of Clause 1(d)(v) of this Agreement to limit Croverro’s responsibility for Losses and Liabilities, Croverro will, with respect to activities hereunder:

(A)	be liable to Trio for all Losses and Liabilities that Trio may suffer, sustain, pay or incur; and, in addition

(B)	indemnify and hold harmless Trio, its Affiliates and the respective directors, officers and employees of Trio and its Affiliates from and against all Losses and Liabilities that may be brought against or suffered by them or that they may sustain, pay or incur.

(v)	Croverro’s obligation under Clause 11.01 of the Farmout & Royalty Procedure and Clause 1(d)(iv) of this Agreement will apply only insofar as the Losses and Liabilities contemplated therein are a direct result of:

(A)	any act, omission or failure to act (whether negligent or otherwise) of Croverro, any of its Affiliates or the respective directors, officers, employees, agents or contractors of Croverro or any of its Affiliates with respect to Operations or activities conducted by Croverro or on its behalf hereunder in respect of the Earning Wells;

(B)	a breach of a provision of this Agreement by Croverro, any of its Affiliates or the respective directors, officers, employees, agents or contractors of Croverro or any of its Affiliates; or

(C)	the Gross Negligence or Wilful Misconduct of Croverro, any of its Affiliates or the respective directors, officers, employees, agents or contractors of Croverro or any of its Affiliates, provided, Croverro’s obligation hereunder will not apply, insofar as the particular act, omission or failure to act resulting in those Losses and Liabilities was done or omitted to be done in accordance with Trio’s written instructions or written approval and that act, omission or failure to act was inherent in those instructions or that approval.

2.	Earning Programs. Croverro hereby grants to Trio the right to earn Working Interests in the petroleum and natural gas rights described in the Farmout Lands, by funding up to 7 earning programs on the following basis:

(a)	Initial Earning Program. Croverro shall on or before October 1, 2026 by written notice to Trio, propose to drill, Complete and Equip two (2) Test Wells on that portion of the Farmout Lands within an Area as chosen by Croverro (the “Earning Program”), including the Farmout Lands within such Area to be earned by Trio pursuant thereto (the “Earned Lands”). Trio may, within 10 Business Days of receipt of the Earning Program notice, elect to participate in such Earning Program and be responsible for any and all Earning Costs incurred by Croverro with respect to such Earning Program. Concurrent with its election to participate in the Earning Program, Trio shall pay to Croverro a prospect fee in the amount of CAD $450,000 (the “Prospect Fee”). Upon the election of Trio to participate in the Earning Program and the payment of the Prospect Fee, Croverro shall commence the Earning Program within 90 days and thereafter conduct the Earning Program in accordance with Article 3.00 of the Farmout & Royalty Procedure. Subject to Clause 8 of this Agreement, if Trio does not elect to participate in such Earning Program within 10 Business days of receiving the Earning Program notice, Trio shall be deemed to have elected to not participate in the Earning Program and this Agreement shall terminate.

(b)	Earned Interests. Subject to Clause 2(c) of this Agreement, upon completion of the initial Earning Program Trio shall earn:

(i)	80% of Croverro’s Pre-Earning Working Interests in the Test Wells and the Earned Lands, until Payout of the Earning Costs paid by Trio in funding such Earning Program;

and thereupon automatically converting to:

(ii)	60% of Croverro’s Pre-Earning Working Interests in the Test Wells and the Earned Lands.

For the avoidance of doubt, the Parties confirm that earning with respect to each Earning Program shall occur upon the completion of such Earning Program, and shall be independent of any subsequent Earning Program. Where Croverro holds less than a 100% Working Interest in the Earned Lands, Croverro shall serve any and all required operation notices to third-parties prior to serving the Earning Program notice and Trio’s share of Earning Costs and Croverro’s Pre-Earning Working Interest shall reflect those third-party elections.

(c)	Interpretation of Earning and Payout.

(i)	The Payout account under any Earning Program shall be calculated on a Test Well by Test Well basis.

(ii)	Croverro shall maintain the Payout account in accordance with Article 6.01 of the Farmout & Royalty Procedure and provide Trio with the written statements as provided for therein.

(iii)	The payment of the Prospect Fee shall not be included in the Payout account under any Earning Program well.

(iv)	If a third party elects not to participate in a Test Well and is thereupon subject to a well penalty pursuant to the applicable operating procedure, Trio shall be entitled to retain the proceeds from the applicable penalty on production from the Test Well as provided for in the applicable operating procedure in respect of the pre-Effective Date Working Interest attributable to the non-participating third-party.

(d)	Subsequent Earning Programs. Within 30 days of rig release of the second Test Well in the initial Earning Program, Croverro shall by written notice to Trio, propose to drill, Complete and Equip two (2) Test Wells on that portion of the Farmout Lands within another Area as chosen by Croverro including the associated Earned Lands with such Test Wells. Such second Earning Program shall be subject to the same terms and conditions in this Clause 2, other than the payment of the Prospect Fee. Subject to Clause 2(e) of this Agreement, this Clause 2(d) shall continue until Croverro has issued Earning Program notices in respect of 7 Earning Programs in the aggregate.

(e)	Termination of Earning Program & Refund of Prospect Fee. Subject to Clause 8 of this Agreement, if Trio elects not to participate in any Earning Program proposed by Croverro, Croverro’s obligation to issue additional Earning Program notices, and Trio’s right to earn additional Working Interests in the Farmout Lands shall thereupon terminate. In such event, Croverro shall, within ten (10) Business Days of such election, refund to Trio a pro rata share of the Prospect Fee, being CAD $64,000 for each of the remaining Earning Programs which Trio has not or does not participate in.

3.	Application of the Operating Procedure. Upon earning by Trio, such Earned Lands shall become subject to the Operating Procedure and Croverro will be the initial Operator under the Operating Procedure. Without in any way limiting the generality of Clause 1.02 of the Farmout & Royalty Procedure, prior to and while Trio is earning an interest in any of the Farmout Lands, Clause 3.01 of the Farmout & Royalty Procedure and Articles 2.00, 3.00, 4.00, 5.00, 7.00, 8.00 and 9.00 of the Operating Procedure shall also apply, mutatis mutandis, to this Agreement and shall be deemed to be incorporated herein.

(a)	Subject to Trio being permitted to legally operate under the Regulations, Trio shall have the option to take over operatorship where Croverro undergoes:

(i)	a change of control initiated by William Kujat or his successors; or

(ii)	any of the Key Croverro Personnel terminate their employment, contracting, working or professional arrangements (other than by death) with Croverro, or have such arrangements terminated by Croverro, during the Earning Program phase.

For the avoidance of doubt, the Parties confirm that the foregoing option to take over operatorship is in addition to Trio’s rights to challenge for operatorship pursuant to Clause 2.03 of the Operating Procedure.

(b)	From and after earning hereunder, as to those portions of the Farmout Lands so earned, the Operating Procedure (in its entirety) shall govern the relationship of the Parties.

4.	Tag-Along Right. In addition to and without limiting the generality and application of Article 24.00 of the Operating Procedure, and in particular the Clause 24.01 Alternate B (Right of First Refusal), if either Party receives an offer from a third party to acquire any or all of its interest in this Agreement or the Earned Lands, such Party shall, within ten (10) Business Days of receipt of such offer, give written notice thereof to the other Party and thereafter and if directed to do so by the other Party, make all reasonable commercial efforts with the third party to include the other Party’s Working Interests in this Agreement or the applicable Earned Lands in the proposed transaction.

5.	Access to Facilities. Notwithstanding anything to the contrary as may be contained within the Operating Procedure (including, without limitation, the provisions of Article 6.00 thereof), insofar as Trio is taking its Working Interest share of Petroleum Substances produced from Earning Wells in kind in accordance with Subclause 6.01A of the Operating Procedure, Croverro shall use commercially reasonable efforts to facilitate the transportation, handling, compression, disposal and processing of any of Trio’s production and Trio shall pay its proportionate share of actual costs and fees associated with such transportation, handling, compression, disposal and processing.

6.	No Interest Letter. Within ten (10) days of the execution of this Agreement, Croverro will deliver to Trio a mutually agreed upon form of no-interest letter from any claims of security interest in and to all of Croverro’s present and after-acquired personal property.

7.	Mutual Interest Lands. Notwithstanding the provisions of Clause 4 of this Agreement but subject to Clause 8 of this Agreement, the Parties hereby agree to an area of mutual interest being those lands comprising 1 mile surrounding the Farmout Lands (“Area of Mutual interest”) whereby:

(a)	with respect to lands within the Area of Mutual Interest associated with those Farmout Lands which have not yet been earned by Trio, the Parties shall offer each other the opportunity to participate for cost in the after acquired lands under Article 8.00 of the Farmout & Royalty Procedure on the basis of Trio as to 60% and Croverro as 40%:

(i)	any lands jointly acquired by Croverro as to 40% and Trio as to 60% shall then be included in the Farmout Lands, and Croverro shall issue such additional Earning Program notices in respect of such after acquired lands as is commercially reasonable in the circumstances;

(ii)	any lands offered by Trio to Croverro in which Croverro declines to participate shall be acquired solely by Trio and shall not be subject to this Agreement; and

(iii)	any lands offered by Croverro to Trio in which Trio declines to participate shall be acquired solely by Croverro and shall not be subject to this Agreement.

(b)	with respect to lands within the Area of Mutual Interest associated with those Farmout Lands which have already been earned by Trio, the Parties shall offer each other the opportunity to participate for cost in the after acquired lands on the basis of Trio as to 60% and Croverro as 40%. All such lands shall be governed by the Operating Procedure including the 300% non-participation penalty provided for in Article 10.

8.	Rivercourse Area. With respect to the Farmout Lands in the Rivercourse Area identified in Schedule “A”, the following shall apply:

(a)	If Croverro is able to negotiate the acquisition of the working interests of either or both of Taku Gas Limited and Prairie Dog Canada Ltd. (as identified in Schedule “A”) on terms acceptable to both Croverro and Trio, any such acquisition costs shall be paid 100% by Trio and any working interests so acquired shall be split between Trio as to 60% and Croverro as to 40%. For example, if the working interests so acquired is 75%, such working interests shall split 45% to Trio and 30% to Croverro; and

(b)	If Croverro serves Trio an Earning Program notice for the Rivercourse Area, Trio shall be entitled to elect to not participate in such Earning Program and such non-participation shall not terminate this Agreement under either Clauses 2(a) or 2(e) and Croverro shall refund Trio $64,000, being the pro-rata portion of the Prospect Fee.

9.	Miscellaneous.

(a)	Conflicts. Clause 1.04 of the Operating Procedure incorporated by reference into this Agreement by Clause 1(c) of this Agreement shall apply, except that, in the event of a conflict between this Agreement and the Schedules, the terms and provisions of this Agreement shall prevail. In the event of a conflict between this Agreement and the Title Documents, the terms and provisions of the Title Documents shall prevail, and this Agreement shall be deemed to be amended accordingly.

(b)	Laws of Jurisdiction. This Agreement, the Operating Procedure and the relationship between the Parties shall be construed and determined according to the laws of the Province of Alberta and the courts of the Province of Alberta shall have exclusive jurisdiction with respect to any conflicts or disputes arising in relation to this Agreement or the Operating Procedure. Notwithstanding, the Parties agree that the regulations followed in regard to the all operations of the Farmout Lands in Saskatchewan shall be the Regulations in and for the Province of Saskatchewan.

(c)	Authority. Each Party covenants that it has good right, full power and authority to enter into this Agreement.

(d)	Further Acts. The Parties shall from time to time, and at all times, do all such further acts, and execute and deliver all such further deeds and documents, as shall be reasonably required, in order to fully perform and carry out the terms of this Agreement.

(e)	Execution. This Agreement may be signed electronically, including through DocuSign and similar applications. This Agreement may be signed in any number of counterparts (including counterparts by scanned or electronic signature) and each counterpart will be deemed an original, taken together, all counterparts will be deemed to constitute one and the same instrument. Delivery of a printed counterpart (whether or not the counterpart was signed electronically) and electronic delivery (including by email transmission or transmission over an electronic signature platform) of an executed counterpart of this Agreement are each as valid, enforceable and binding as if the signatures were upon the same instrument and delivered in person.

IN WITNESS WHEREOF the Parties have caused this Agreement to be duly executed.

	CROVERRO ENERGY LTD.	TRIO PETROLEUM CANADA, CORP.

Per:	/s/ Richard Bennett	Per:	/s/ Robin Ross
Name:	Richard Bennett	Name:	Robin Ross
Title:	President	Title:	Chairman & CEO

SCHEDULE “A”

[SCHEUDLE OF THE FARMOUT LANDS]

SCHEDULE “B”

[2015 CAPL FARMOUT & ROYALTY PROCEDURE ELECTIONS AND AMENDMENTS]

SCHEDULE “C”

[WELL INFORMATION REQUIREMENTS]

SCHEDULE “D”

[AREA OF MUTUAL INTEREST]